Exhibit 99.1

New River Files Investigational New Drug Application

For NRP290 to Treat Acute Pain

RADFORD, Va., June 28, 2005 -- New River Pharmaceuticals Inc. (Nasdaq: NRPH) today announced that it has submitted an investigational new drug application to the U.S. Food and Drug Administration for NRP290, New River’s second compound under development. NRP290, a novel opioid, is a conditionally bioreversible derivative of hydrocodone. Pending clearance by the FDA, New River expects to commence clinical trials later this year to assess the safety and efficacy of NRP290 as a treatment for acute pain.

Preclinical data indicate that when taken orally, the bioavailability of hydrocodone and hydromorphone levels from NRP290 was comparable to hydrocodone bitartrate at therapeutic levels but that there was reduced bioavailability of hydrocodone and hydromorphone at supertherapeutic doses. The significance of this preclinical data is that they indicate the potential for NRP290 to provide pain relief at therapeutic doses without a proportionate increase in pharmacokinetic levels. This property has yet to be demonstrated in human trials. Preclinical data also indicate that the therapeutic components of NRP290 had reduced bioavailability when taken by intranasal and intravenous routes, and demonstrated limited release in various chemical and enzymatic extraction studies.

“Our research indicates that the U.S. prescription drug market for various acute pain conditions is in excess of five billion doses annually,” said Krish Krishnan, New River’s Chief Operating and Financial Officer. “In addition, we believe that this drug category could be considered to be underutilized medically because of concerns relating to potential drug abuse of the opioids that represent the ‘gold standard’ for efficacy in this drug class. It is our hope that NRP290 will demonstrate efficacy that is similar to hydrocodone while providing significant safety and abuse-resistant advantages.”

The U.S. Drug Enforcement Agency reports that just as sales and production of hydrocodone products have increased significantly in recent years, so has illicit use. The abuse of hydrocodone, according to the DEA, occurs predominantly by oral administration.

“NRP290 is the product of a straightforward, rational drug design based on our Carrierwave™ technology,” said R.J. Kirk, New River’s CEO. “We intend to continue to focus on large prescription drug markets in which our technology could provide significant therapeutic advantages.”

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

For further information on New River, please visit the Company's Web site at http://www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),”“feel(s),”“believe(s),”“will,”“may,”“anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on April 1, 2005; the progress or likelihood of success of our product research and development programs; the status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, and incidence of adverse events; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave ™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on April 1, 2005, as well as other public filings with the SEC.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com